Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-272443) on Form S-8 of Sturm, Ruger & Company, Inc. of our reports dated March 2, 2026 relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting of Sturm, Ruger & Company, Inc. appearing in this Annual Report on Form 10-K of Sturm, Ruger & Company for the year ended December 31, 2025.

/s/ RSM US LLP

Stamford, Connecticut

March 2, 2026

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